UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2024

NORTH EUROPEAN OIL ROYALTY TRUST

(Exact name of registrant as specified in its charter)

   Delaware           1-8245        22-2084119

State or other jurisdiction    (Commission      (I.R.S. Employer

of incorporation       File Number)      Identification No.)

   5 N. Lincoln Street, Keene, NH 03431
(Address of principal executive offices, and Zip Code)

 (732) 741-4008
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

 [ ]  Written communication pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

 [ ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

 [ ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class      Trading Symbol(s) Name of each exchange on which registered

Units of Beneficial Interest   NRT        New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02(b).  Departure of Directors or Certain Officers; Election of Directors; Appointment         of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2024, the Trustees of North European Oil Royalty Trust (the "Trust") appointed Richard P. Howard and Andrew S. Borodach as Trustees of the Trust effective October 1, 2024. Neither Mr. Howard nor Mr. Borodach have been appointed to serve on any committee of the Trustees at this time.

Richard P. Howard, [78], is a Chartered Financial Analyst and an active investor with more than 47 years of experience in the energy industry. Mr. Howard's professional career included analytical and portfolio management positions with CIGNA, Fidelity Investments, T. Rowe Price Group, Inc., and Prospector Partners Asset Management, LLC. He was a 50-year charter member of the National Association of Petroleum Investment Analysts. He holds B.S. degrees in welding engineering and industrial engineering from Millikin University and an M.B.A from Harvard Business School.

With more than twenty-five years of experience, Andrew S. Borodach, [55], is a transactional lawyer, with a strong financial services and insurance background and a focus of cross-border M&A activity. Mr. Borodach is currently Vice President, Head of the Transactional Law Group & Chief Counsel M&A at Prudential Financial, Inc. He began his career as an associate at Debevoise & Plimpton LLP and spent nearly fifteen years at American International Group, Inc. in several legal and business roles of increasing responsibility. He holds a J.D. from Harvard University Law School and a B.A. from Brown University.

There are no arrangements or understandings between either Mr. Howard or Mr. Borodach and any person pursuant to which Mr. Howard or Mr. Borodach were selected as Trustees, and there are no actual or proposed transactions between either Mr. Howard or Mr. Borodach and the Trust that would require disclosure under Item 404 (a) of Regulation S-K. In addition, there are no family relationships between either Mr. Howard or Mr. Borodach and any other Trustee.

Mr. Howard and Mr. Borodach will be compensated in accordance with the Trust's standard compensation policies and practices for Trustees, which are disclosed in the Trust's Proxy Statement for its 2023 Annual Meeting of Unit Owners dated January 2, 2024.

Except as set forth above, there is no other material Trust plan, contract or arrangement in which either Mr. Howard or Mr. Borodach will participate in connection with his appointment.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith:

Exhibit 99.1  A press release dated September 16, 2024 announcing the appointment of Richard P. Howard and Andrew S. Borodach as Trustees of North European Oil Royalty Trust effective October 1, 2024.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH EUROPEAN OIL ROYALTY TRUST
(Registrant)

By:  /s/ John R. Van Kirk
   John R. Van Kirk
   Managing Director

September 17, 2024